Exhibit 10.1

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of April 23, 2020, relating to the Sixth Amended and Restated Credit Agreement, dated as of October 31, 2019 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among RHP HOTEL PROPERTIES, LP, a Delaware limited partnership (together with any permitted successors and assigns, the “Borrower”), RYMAN HOSPITALITY PROPERTIES, INC., a Delaware corporation (the “Parent”), the GUARANTORS from time to time party thereto (as defined in the Existing Credit Agreement) (collectively, the “Guarantors”), the PLEDGORS from time to time party to the Pledge Agreement (as defined in the Existing Credit Agreement) (collectively, the “Pledgors”), the LENDERS from time to time party thereto (collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

RECITALS

WHEREAS, the Parent and its Subsidiaries have notified Administrative Agent and the Lenders that such entities are experiencing or anticipate to experience material adverse changes in their financial position and prospects as a direct result of the COVID-19 outbreak and, as such, the Borrower, the Parent, and the other Loan Parties have requested, and the Administrative Agent and the Required Lenders (as defined below) have agreed, to modify certain provisions of the Existing Credit Agreement; and

WHEREAS, pursuant to Section 11.01 of the Existing Credit Agreement, the Parent, the Borrower, the other Loan Parties, the Pledgors, the Administrative Agent and the Lenders party hereto (representing the Required Lenders required pursuant to Section 11.01 of the Existing Credit Agreement) (collectively, the “Required Lenders”), agree to amend the Existing Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.          Defined Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Existing Credit Agreement. The rules of interpretation set forth in Section 1.02 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after this Agreement becomes effective, refer to the Existing Credit Agreement as amended hereby. For clarity, unless otherwise expressly limited to the Temporary Waiver Period (as defined below), each amendment set forth herein shall apply for the entire term of the Facilities.

SECTION 2.          Financial Statement Extension. The parties hereby agree that, with respect to the calendar quarter ending March 31, 2020, the time period for delivery of financial statements and other related information required pursuant to Sections 7.01 and 7.02(a), (c), (d), (e), (h), (j) and 7.02(b)(ii) of the Credit Agreement shall be extended for an additional forty-five (45) days (i.e., until June 29, 2020), which period will be automatically further extended if and to the extent the Securities and Exchange Commission grants an extension of 10-Q reporting for such period. Except as set forth herein, the foregoing extension shall in no way waive, amend, extend or otherwise modify each Loan Party’s obligation to continue to deliver all financial statements as and when required under the Loan Documents.

SECTION 3.          Amendments to the Credit Agreement. The Existing Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended as follows (the Existing Credit Agreement, as so amended, the “First Amended Credit Agreement”):

(a)                Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions, in each case in appropriate alphabetical order, as follows:

“Amendment No. 1” means that certain Amendment No. 1 to Sixth Amended and Restated Credit Agreement, dated as of April 23, 2020, by and between the Borrower, the Parent, the Guarantors, the Pledgors, the Administrative Agent, and certain Lenders party thereto.

“Amendment No. 1 Effective Date” means April 23, 2020.

“Block 21 Property” means the mixed-use project commonly known as “Block 21” located in Austin, Texas.

“Excluded Stimulus Transaction” means any loans, equity investments, grants or other transactions pursuant to which the a party receives funds in connection with any federal COVID-19 stimulus legislation, including, without limitation, any loan made pursuant to the Paycheck Protection Program under the Small Business Administration 7(a) Loan Program, as implemented by the “Coronavirus Aid, Relief, and Economic Security Act” or the “CARES Act”, or any similar program.

“Temporary Waiver Period” means the period of time beginning on the Amendment No. 1 Effective Date and ending on the earlier of (i) April 1, 2021 and (ii) the date on which the Borrower delivers a written notice to the Administrative Agent electing to terminate the Temporary Waiver Period, together with a Compliance Certificate evidencing, to the Administrative Agent’s reasonable satisfaction, the Borrower’s compliance with the financial covenants contained in Section 8.11 in effect from and after the Temporary Waiver Period.

(b)                Section 1.01 of the Existing Credit Agreement is hereby amended by replacing the defined terms set forth below with the definitions set forth herein:

“Applicable Margin” means,

(a)       During the Temporary Waiver Period and until such time as a Pricing Tier is effective pursuant to clause (b) below, in the case of Closing Date Term Loans, Revolving Loans and Letters of Credit Fees, the percentages per annum set forth below:

Applicable Margin for Closing Date Term Loans that are Eurodollar Rate Loans (Temporary Waiver Period)	Applicable Margin for Revolving Loans or Letter of Credit Fees that are Eurodollar Rate Loans (Temporary Waiver Period)	Applicable Margin for Closing Date Term Loans that are Base Rate Loans (Temporary Waiver Period)	Applicable Margin for Revolving Loans or Letter of Credit Fees that are Base Rate Loans (Temporary Waiver Period)
1.90%	1.95%	0.90%	0.95%

(b)       Following the expiration of the Temporary Waiver Period, and effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b), in the case of Closing Date Term Loans, Revolving Loans and Letters of Credit Fees, subject to the conditions below, the percentages per annum set forth below, based upon the Consolidated Funded Indebtedness to Total Asset Value Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent:

Pricing Tier	Consolidated Funded Indebtedness to Total Asset Value Ratio	Applicable Margin for Revolving Loans or Letter of Credit Fees that are Eurodollar Rate Loans	Applicable Margin for Closing Date Term Loans that are Eurodollar Rate Loans	Applicable Margin for Revolving Loans or Letter of Credit Fees that are Base Rate Loans	Applicable Margin for Closing Date Term Loans that are Base Rate Loans
I	< 30.0%	1.40%	1.35%	0.40%	0.35%
II	> 30.0% and < 35.0%	1.45%	1.40%	0.45%	0.40%
III	> 35.0% and < 40.0%	1.50%	1.45%	0.50%	0.45%
IV	> 40.0% and < 45.0%	1.55%	1.50%	0.55%	0.50%
V	> 45.0% and < 50.0%	1.65%	1.60%	0.65%	0.60%
VI	> 50.0% and < 55.0%	1.80%	1.75%	0.80%	0.75%
VII	> 55.0%	1.95%	1.90%	0.95%	0.90%

Notwithstanding the above, if the Borrower delivers a pro forma Compliance Certificate after the expiration of the Temporary Waiver Period but prior to the delivery of the Compliance Certificate with respect to the most recently ended calendar quarter in accordance with Section 7.02(b), then effective as of the first Business Day immediately following delivery of such pro forma Compliance Certificate the Applicable Margin shall be set at the Pricing Tier indicated in such pro forma Compliance Certificate (and otherwise pursuant to this clause (b)) until the Borrower delivers the quarter-end Compliance Certificate required in accordance with Section 7.02(b), provided, however, that if such later Compliance Certificate demonstrates that the Pricing Tier is higher than was set forth in the pro forma Compliance Certificate, the Borrower shall pay to the Administrative Agent, for its benefit and the benefit of the Lenders that would have been entitled thereto had such Pricing Tier been at the higher level during such period, an amount equal to the difference of (i) the interest paid in connection with the Pricing Tier the Borrower was charged for such period and (ii) the amount of interest that would have been charged at such higher Pricing Tier. In no case shall the Borrower have the right to any payment, refund, offset, credit or any other claim against the Administrative Agent or any Lender as a result of the pro forma Compliance Certificate demonstrating a higher Pricing Tier than set forth in the Compliance Certificate delivered in accordance with Section 7.02(b).

Except as set forth above, any increase or decrease in the Applicable Margin for the Revolving Loans, Closing Date Term Loans or Letter of Credit Fees resulting from a change in the Consolidated Funded Indebtedness to Total Asset Value Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Tier VII shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(b), whereupon the Applicable Margin shall be adjusted based upon the calculation of the Consolidated Funded Indebtedness to Total Asset Value Ratio contained in such Compliance Certificate. Notwithstanding anything in this definition to the contrary, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.10(b).

(c)       in the case of Tranche B Term Loans, (i) the Applicable Margin for Tranche B Term Loans that are Eurodollar Rate Loans shall be 2.00%, and (ii) the Applicable Margin for Tranche B Term Loans that are Base Rate Loans shall be 1.00%.”

(c)                The definition of “Eurodollar Rate” in Section 1.1 of the Existing Credit Agreement is hereby modified by replacing clause (ii) of such definition in its entirety with the following:

“(ii) a percentage equal to one minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America), provided that, notwithstanding the foregoing, (x) in the case of the Revolving Loans, the Eurodollar Rate shall at no time be less than twenty-five basis points (0.25%) per annum, (y) in the case of Closing Date Term Loans, the Eurodollar Rate shall at no time be less than twenty-five basis points (0.25%) per annum and (z) in the case of Tranche B Term Loans, the Eurodollar Rate shall at no time be less than 0% per annum.”

(d)                A new Section 2.05(b)(x) is hereby added to the Loan Agreement as follows:

“(x) Notwithstanding anything to the contrary herein, during the Temporary Waiver Period the Borrower shall deposit or cause to be deposited with the Administrative Agent one hundred present (100%) of all Net Cash Proceeds (other than Net Cash Proceeds received in connection with (i) an Involuntary Disposition, to the extent such Net Cash Proceeds are used for restoration of the applicable Property, which in the case of a Borrowing Base Property, shall continue to be governed by the terms of the Loan Documents (including, Section 2.05(b)(iv), (ii) Dispositions in the ordinary course of business (but specifically excluding Dispositions of Borrowing Base Properties) which result in Net Cash Proceeds, in the aggregate, of no more than $25,000,000, and (iii) Indebtedness incurred under Section 8.03(a)(provided that the Borrower complies with Section 5 of Amendment No. 1), (b), (c), and (g)) and the Administrative Agent shall apply such Net Cash Proceeds to the outstanding principal amount of the Loans pro rata based on the then outstanding principal amount of each Facility. Notwithstanding the foregoing, if any Net Cash Proceeds are received pursuant to an Excluded Stimulus Transaction, at the Borrower’s election, the Borrower may use such Net Cash Proceeds for any use permitted by such Excluded Stimulus Transaction, instead of delivering to the Administrative Agent as provided above.”

(e)                A new Section 7.18 is hereby added to the Existing Credit Agreement as follows:

“7.18. Notice of Excluded Stimulus Transaction. The Borrower shall promptly provide written notice to the Administrative Agent of Excluded Stimulus Transaction entered into or received by the Parent or any of its Subsidiaries. Each of the Borrower, the Parent, and the other Loan Parties covenants and agrees that the proceeds and benefits of any Excluded Stimulus Transaction received by such party shall be used only for the permitted uses pursuant to the terms of such Excluded Stimulus Transaction. In the event that any such Excluded Stimulus Transaction is in the form of a loan that can be forgiven, such party shall use commercially reasonable efforts to comply with all requirements to ensure such loan is forgiven in accordance with the applicable program, in each case solely to the extent satisfaction of such requirements does not otherwise cause, directly or indirectly, a Default or Event of Default under the Loan Documents, or otherwise cause a breach of the terms thereof to arise. For clarity, the forgiveness of any Excluded Stimulus Transaction that is in the form of a loan shall not constitute an Event of Default under Section 9.01(e). The Borrower, the Parent, the other Loan Parties and the Pledgors, as applicable, shall execute and deliver to the Administrative Agent such additional amendments, documents and instruments as may be reasonably required in connection with such Excluded Stimulus Transaction.

(f)                 Section 8.11 of the Existing Credit Agreement is hereby modified by adding the following sentence to the end of said Section:

“Notwithstanding the foregoing, during the Temporary Waiver Period Borrower shall have no obligation to satisfy any of (i) the Consolidated Funded Indebtedness to Total Asset Value Ratio, (ii) the Consolidated Fixed Charge Coverage Ratio or (iii) the Implied Debt Service Coverage Ratio financial covenants, as set forth in clause (a), (c) and (d) above, provided, Borrower shall continue to deliver to the Administrative Agent duly completed Compliance Certificates, for informational purposes only, as and when required under Section 7.02(b)(i) certifying as to the Borrower’s calculations of the financial tests set forth in this Section 8.11, notwithstanding that such covenants are not required to be satisfied during the Temporary Waiver Period.

Immediately following the expiration of the Temporary Waiver Period, each financial covenant contained in this Section 8.11 shall be in full force and effect, except that the testing period for the covenants set forth in Section 8.11(c) and (d) (including the related defined terms) shall be modified as follows:

(i)       in the event the Borrower elects to terminate the Temporary Waiver Period prior to April 1, 2021: (A) for the first calendar quarter-end immediately following the expiration of the Temporary Waiver Period, the trailing quarter, annualized; (B) for the second calendar quarter-end after the expiration of the Temporary Waiver Period, the trailing two quarters, annualized; (C) for the third calendar quarter-end after the expiration of the Temporary Waiver Period, the trailing three quarters, annualized; and (4) thereafter, the trailing twelve months; or

(ii)        in the event the Temporary Waiver Period ends on April 1, 2021: (A) for the calendar quarter ending June 30, 2021, the trailing two quarters, annualized; (B) for the calendar quarter ending September 30, 2021, the trailing three quarters, annualized; and (C) thereafter, the trailing twelve months;

provided, however, that Borrower shall include in the Compliance Certificates delivered pursuant to Section 7.02(b)(i) during any such period, for informational purposes only, Borrower’s calculations of the financial tests set forth in this Section 8.11(c) and (d) based on a trailing twelve month period. ”

(g)                A new Section 8.22 is hereby added to the Existing Credit Agreement as follows:

“8.22. Temporary Waiver Period. Notwithstanding anything to the contrary contained herein, so long as the Temporary Waiver Period is continuing:

(a)       Incur any additional Indebtedness, other than (i) any unsecured Indebtedness incurred in connection an Excluded Stimulus Transaction, (ii) non-recourse Indebtedness (other than non-recourse exclusions customary in a non-recourse securitized “CMBS” loan facility) incurred in connection with the acquisition of the Block 21 Property not to exceed $145,000,000 in the aggregate, and (iii) as permitted by Section 8.03(a) )(provided that the Borrower complies with Section 5 of Amendment No. 1), (c) (but only to the extent all of the parties to any such intercompany Indebtedness and Guarantees are Consolidated Parties), and (g);

(b)       Acquire any hotel properties other than the Block 21 Property for an acquisition cost not to exceed $275,000,000, or make new Investments, other than (i) Investments in Subsidiaries and other Loan Parties, (ii) Investments in connection with the acquisition of the Block 21 Property (subject to the limitation set forth in clause (a) above), (iii) Investments in existing Unconsolidated Affiliates that are required to be made pursuant to such entities’ organizational documents and are made in accordance with Section 8.02(f), and (iv) as permitted by Section 8.02(a), (c), and (e);

(c)       Make any Restricted Payments including, without limitation, cash dividends on its Capital Stock, provided that (i) the Borrower shall be permitted to make Restricted Payments in cash to the Parent to permit the Parent to make Restricted Payments in cash to the holders of its Capital Stock following the end of its fiscal year to the extent necessary to maintain its status as a REIT, (ii) the Parent shall be permitted to make Restricted Payments of not more than $0.01 per share in cash to the holders of its Capital Stock following the end of each fiscal quarter; (iii) Subsidiaries of the Borrower shall be permitted to make Restricted Payments in connection with the purchase of the minority interests in any Subsidiary not to exceed, in the aggregate, $18,000,000, and (iv) the Loan Parties and their Subsidiaries shall be permitted to make other Restricted Payments as permitted by Section 8.06(a) and (b);

(d)       Make any capital expenditures at the Properties except for: (i) the currently ongoing expansion project at the Gaylord Palms approved by the Administrative Agent prior to the Amendment No. 1 Effective Date not to exceed $80,000,000 in the aggregate; (ii) capital expenditures incurred in connection with emergency repairs,  life safety repairs or ordinary course maintenance repairs; and (iii) discretionary capital expenditures not to exceed Twenty-Five Million Dollars ($25,000,000) in the aggregate (provided, that Borrower shall be permitted to use any FF&E reserve maintained under, and to the extent permitted by, the Management Agreements for the capital expenditures described in, and subject to the limitations set forth in, the foregoing clauses (ii) and (iii), provided, further, that any use of an FF&E reserve in accordance with the applicable Management Agreement (and for the purposes expressly set forth in the applicable Management Agreement in effect as of the date hereof) shall not count against such $25,000,000 limitation for discretionary capital expenditures)); and

(e)       Take any action that would be prohibited during a Default or Event of Default (other than (x) a Credit Extension or a Request for Credit Extension, including requesting a Eurodollar Loan or converting or continuing a Eurodollar Loan of any Interest Period otherwise permitted hereunder, and (y) requesting use of insurance and condemnation proceeds as provided in Section 7.07), including, without limitation (i) certain mergers, liquidations and Guarantor releases which would otherwise be permitted, and (ii) certain transfers which would otherwise be permitted (including, without limitation, any Disposition).”

(h)                Exhibit I of the Existing Credit Agreement is hereby modified by replacing the definition of “Benchmark Replacement” in its entirety with the following:

“Benchmark Replacement” - means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the Eurodollar Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, (y) if the Benchmark Replacement as so determined would be less than twenty-five basis points (0.25%), then, in the case of Revolving Loans and Closing Date Term Loans, the Benchmark Replacement shall be deemed to be twenty-five basis points (0.25%) for the purposes of this Agreement and the other Loan Documents, and (z) if the Benchmark Replacement as so determined would be less than 0%, then, in the case of Tranche B Term Loans, the Benchmark Replacement shall be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

SECTION 4.          Minimum Liquidity. Notwithstanding anything to the contrary contained herein or in any other Loan Document, during the Temporary Waiver Period, Borrower shall maintain unrestricted cash liquidity of not less than One Hundred Million Dollars ($100,000,000), such liquidity to be comprised of unrestricted cash and Cash Equivalents acceptable to Administrative Agent, plus undrawn availability under this Agreement (to the extent available to be drawn at the date of determination in accordance with this Agreement). Borrower shall include calculations of its unrestricted cash liquidity in each Compliance Certificate delivered pursuant to Section 7.02(b) of the Credit Agreement.

SECTION 5.          Use of Revolving Loan Proceeds. Notwithstanding anything to the contrary contained herein or in any other Loan Document, during the Temporary Waiver Period, Borrower and each other Loan Party agree that any proceeds of the Revolving Loans made during the Temporary Waiver Period and the $400,000,000 of Revolving Loans drawn on March 17, 2020 shall be used exclusively for the purposes of (i) paying operating expenses incurred by the Parent and its Subsidiaries (and only to the extent cash flow from the operations of the Parent and its Subsidiaries is insufficient to pay the same) (ii) capital expenditures and Investments expressly permitted pursuant to the Loan Documents (including, without limitation, Section 8.22 of the Credit Agreement) (iii) scheduled interest payments on Indebtedness held by the Parent or its Subsidiaries (which, for clarity, shall not include any principal amortization payments, principal prepayments or other payment of principal, except in connection with the amortization of the Tranche B Term Loans currently required under the Existing Credit Agreement) (and only to the extent cash flow from the operations of the Parent and its Subsidiaries is insufficient to pay the same), and (iv) repayments of the outstanding principal balance of the Revolving Credit Facility.

SECTION 6.          Conditions to the Close. This Agreement shall become effective as of the first date (the “Amendment No. 1 Effective Date”) when each of the following conditions shall have been satisfied or waived in writing by the Administrative Agent:

(i)                 Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Existing Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Agreement, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(ii)               No Default. Neither a Default nor Event of Default shall exist, or would result from, the effectiveness of this Agreement.

(iii)             This Agreement. The Administrative Agent shall have received executed counterparts hereof that, when taken together, bear the signatures of the Borrower, the Parent, the Loan other Parties, the Required Lenders and the Administrative Agent.

(iv)              Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Amendment No. 1 Effective Date, in form and substance satisfactory to the Administrative Agent, stating that (A) the conditions specified herein have been satisfied, (B) each Loan Party is in compliance with all existing financial obligations, (C) all material governmental, shareholder and third party consents and approvals, if any, with respect to this Agreement and any other instruments or documents executed and delivered in connection with this Agreement and the transactions contemplated thereby have been obtained (and attaching copies thereof), and (D) that no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Loan Party or any transaction contemplated by the Loan Documents executed and delivered in connection with this Agreement, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect.

(v)                Opinions. The Administrative Agent shall have received an opinion of legal counsel to the Borrower, in form and content satisfactory to the Administrative Agent to the effect that: (i) each of the Borrower, the Parent, the other Loan Parties and the Pledgors is duly formed, validly existing and in good standing and has all requisite power and authority to enter into this Agreement; (ii) this Agreement has been duly authorized, executed and delivered; (iii) the transactions described in this Agreement will not constitute a default or breach under the terms of any material agreement or instrument listed by the Parent as an exhibit to its annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2019; and (iv) such other matters, incident to the transactions contemplated hereby, as the Administrative Agent may reasonably request.

(vi)              Fees and Expenses. The Borrower shall have paid all fees required in connection with the closing of the Existing Credit Agreement and all costs and expenses (including attorneys’ costs and fees) incurred by the Administrative Agent in documenting or implementing same.

(vii)            Closing Fee. The Borrower shall have paid to each Required Lender a closing fee in an amount equal to such Required Lender’s Revolving Commitment as of the Amendment No. 1 Effective Date multiplied by five basis points (0.05%).

(viii)          Attorney Costs. The Borrower shall have paid all reasonable fees, charges and disbursements of counsel of the Administrative Agent to the extent invoiced prior to or on the Amendment No. 1 Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(ix)              Collateral. The Administrative Agent shall have received satisfactory evidence that the Administrative Agent, on behalf of the Lenders, shall continue to have, as applicable, a valid and perfected first priority (subject to certain exceptions to be set forth in the Loan Documents) lien and security interest in the Collateral, which evidence may require delivery of endorsements to the Title Policies, if reasonably required by Administrative Agent, provided, however, that Administrative Agent agrees that such endorsements to the Title Policies (to the extent reasonably required by Administrative Agent), may be delivered within thirty (30) days following the Amendment No. 1 Effective Date.

(x)                Other Deliverables. The Borrower shall have provided to the Administrative Agent, and the Administrative Agent shall have approved, all other materials, documents and submissions requested by the Administrative Agent in connection with the transactions contemplated by this Agreement.

SECTION 7.          Reaffirmation. By signing this Agreement, each Loan Party hereby confirms that this Agreement shall not effect a novation of any of the obligations of the Loan Parties under the Existing Credit Agreement, which obligations continue in full force and effect as set forth in the First Amended Credit Agreement, and each Loan Party and each Pledgor acknowledges and confirms that the obligations of the Loan Parties under the Existing Credit Agreement as modified or supplemented hereby and the Loan Parties and the Pledgors under the other Loan Documents (i) are entitled to the benefits of the guarantees, pledge of and/or grant of the security interests set forth or created in the Collateral Documents and the other Loan Documents, (ii) constitute “Obligations” and “Secured Obligations” or other similar term for purposes of the First Amended Credit Agreement, the Collateral Documents and all other Loan Documents, (iii) notwithstanding the effectiveness of the terms hereof, the Collateral Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party and each Pledgor hereby ratifies and confirms that all Liens granted, conveyed, or assigned to the Administrative Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

SECTION 8.          Applicable Law; Jurisdiction; Venue.

(i)                 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(ii)               SUBMISSION TO JURISDICTION. THE BORROWER, EACH PLEDGOR AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE JOINT LEAD ARRANGERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, ANY PLEDGOR OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(iii)             WAIVER OF VENUE. THE BORROWER, EACH PLEDGOR AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (ii) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(iv)              WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.          Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the First Amended Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 8.         Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 10.        Severability. If any provision or obligation under this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Agreement and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Agreement.

SECTION 11.         Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one agreement.  The words “execution,” signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.  Each party hereto hereby waives any defenses to the enforcement of the terms of this Agreement based on the form of its signature, and hereby agrees that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Agreement. Even though the parties agree that electronic signatures are legally enforceable and intended to be effective for all purposes, the signing parties agree if requested by the Administrative Agent in its sole discretion to promptly deliver to the Administrative Agent the requested original document bearing an original manual signature, to the extent required or advisable to be delivered in connection with any program made available to the Administrative Agent or any of its affiliates by the Federal Reserve, U.S. Treasury Department or any other federal or state regulatory body.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

“BORROWER AND PLEDGOR”

RHP HOTEL PROPERTIES, LP,
a Delaware limited partnership

By:	RHP Partner, LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti
	Title:	Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement

“GUARANTORS AND PLEDGORS”

RYMAN HOSPITALITY PROPERTIES, INC.,			RHP PARTNER, LLC,
a Delaware corporation			a Delaware limited liability company

By:	/s/ Mark Fioravanti		By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti		Name:	Mark Fioravanti
Title:	President and		Title:	Vice President
Chief Financial Officer

RHP PROPERTY GP, LP,			RHP PROPERTY GT, LP,
a Florida limited partnership			a Delaware limited partnership

By:	Opryland Hospitality, LLC,		By:	Opryland Hospitality, LLC,
	a Tennessee limited liability company			a Tennessee limited liability company
	its general partner			its general partner

	By:	/s/ Mark Fioravanti		By:	/s/ Mark Fioravanti
	Name:	Mark Fioravanti		Name:	Mark Fioravanti
	Title:	Vice President		Title:	Vice President

RHP HOTELS, LLC,			RHP PROPERTY GT, LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ Mark Fioravanti		By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti		Name:	Mark Fioravanti
Title:	Vice President		Title:	Vice President

OPRYLAND HOSPITALITY, LLC			RHP PROPERTY NH, LLC
a Tennessee limited liability company			a Maryland limited liability company

By:	/s/ Mark Fioravanti		By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti		Name:	Mark Fioravanti
Title:	Vice President		Title:	Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement

“ADMINISTRATIVE AGENT AND LENDERS”

WELLS FARGO BANK, NATIONAL ASSOCIATION,

in its capacity as Lender and as Administrative Agent

By:	/s/ Anand. J. Jobanputra
Name:	Anand. J. Jobanputra
Title:	Senior Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,

in its capacity as Lender

By:	/s/ Darrell L. Gustafson
Name:	Darrell L. Gustafson
Title:	Managing Director

By:	/s/ Murray Mackinnon
Name:	Murray Mackinnon
Title:	Director

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
in its capacity as Lender

By:	/s/ Roger C. Davis
Name:	Roger C. Davis
Title:	Senior Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement

JP MORGAN CHASE BANK, N.A.,
in its capacity as Lender

By:	/s/ Jeffrey C. Miller
Name:	Jeffrey C. Miller
Title:	Executive Director

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
in its capacity as Lender

By:	/s/ Lori Y. Jensen
Name:	Lori Y. Jensen
Title:	Senior Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
in its capacity as Lender

By:	/s/ Steven Jonassen
Name:	Steven Jonassen
Title:	Managing Director

By:	/s/ Adam Jenner
Name:	Adam Jenner
Title:	Director

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA,
in its capacity as Lender

By:	/s/ Ajit Goswami
Name:	Ajit Goswami
Title:	Managing Director & Industry Head

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement

CAPITAL ONE, N.A.,
in its capacity as Lender

By:	/s/ Jessica W. Phillips
Name:	Jessica W. Phillips
Title:	Authorized Signatory

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement

MIDFIRST BANK,
a federally chartered savings association,
in its capacity as Lender

By:	/s/ Todd Wright
Name:	Todd Wright
Title:	Senior Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement

RAYMOND JAMES BANK, N.A.,
in its capacity as Lender

By:	/s/ Matt Stein
Name:	Matt Stein
Title:	Senior Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement

TD BANK, N.A.,
in its capacity as Lender

By:	/s/ Sean C. Dunne
Name:	Sean C. Dunne
Title:	Vice President

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION,
in its capacity as Lender

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Managing Director

[Signatures Continue on Following Page]

Signature Page to Amendment No. 1 to Sixth Amended and Restated Credit Agreement